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                               STATE OF DELAWARE

                     OFFICE OF THE SECRETARY OF STATE  PAGE 1

                         ------------------------------



    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "COMMUNITY BANCORP INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JUNE, A.D. 1999, AT 12:30 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.












                          [SEAL]   /s/ Edward J. Freel
                                   ------------------------------------
                                    EDWARD J. FREEL, SECRETARY OF STATE

 2999936   8100                     AUTHENTICATION: 9794034
 991231392                                    DATE: 06-09-99

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                                       RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                COMMUNITY BANCORP INC.
                             INCORPORATED MARCH 11, 1999
                                      **********

                        PURSUANT TO SECTION 245 OF THE GENERAL
                       CORPORATION LAW OF THE STATE OF DELAWARE


     WE, THE UNDERSIGNED, Thomas E. Swanson, President, and L. Bruce Mills, Jr., Secretary, of Community Bancorp Inc. do hereby certify:

     A. That the Certificate of Incorporation of Community Bancorp Inc. is amended and restated in full to read as follows:

          "1.  The name of this corporation is:

                                COMMUNITY BANCORP INC.

          2. The address of its registered office in the State of Delaware is One Rodney Square, 10th Floor, 10th & King Streets, Wilmington, Delaware 19801 (New Castle County). The name of its registered agent at such address is RL&F Service Corp.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of common stock which the corporation shall have authority to issue is ten million (10,000,000) and the par value of each of such shares is sixty-two and one half cents ($0.625) amounting in the aggregate to six million two hundred and fifty thousand dollars ($6,250,000). The holders of the common stock shall have no preemptive rights to subscribe for any shares of any class of stock of the corporation whether now or hereafter authorized.

          5.   The name and mailing address of the incorporator is as follows:

          Name                          Mailing Address
          ----                          ---------------
     Thomas E. Swanson                  Fallbrook National Bank
                                        130 West Fallbrook Street
                                        Fallbrook, CA. 92028

          6.   The corporation is to have perpetual existence.

          7. (a) The number of directors constituting the entire board of directors shall be

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not less than three (3) nor more than twenty-five (25) as fixed from time to time by vote of a majority of the entire board of directors; provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be ten
(10) until otherwise fixed by a majority of the entire board of directors.

               (b) Directors shall be elected annually. Cumulative voting shall apply in the election of directors. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until their successors shall be elected and qualified.

               (c) Nominations for election to the board of directors of the corporation may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the board of directors, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 45 days nor more than 90 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 45 days' notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the consent, in writing, of each nominee to serve, if elected; (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (v) the name and residence address of the notifying stockholder; and
(vi) the number of shares of capital stock of the corporation owned by the notifying stockholder. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          9.   (a)   Except as otherwise expressly provided in this Article 9,
the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of each such class or series) shall be required in order to authorize any of the following:

          (i) any merger or consolidation of the corporation with or into another entity;

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          (ii)   any sale, lease, exchange, transfer or other disposition,
                 including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary; and

          (iii) any agreement, contract or other arrangement providing for any of the transactions described in subparagraphs (i) - (ii).

The term "Business Combination" as used in this Article 9 shall mean any transaction which is referred to in any one or more of subparagraphs (i) -
(iii), above. The term "Substantial Part" shall mean more than 25% of the total assets of the corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made. The affirmative vote referred to in this paragraph (a) shall be required notwithstanding any other provision of this Certificate of Incorporation (except paragraph (b) of this Article), any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

                 (b) The provisions of paragraph (a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a vote of not less than 66 2/3% of the board of directors of the corporation.

          10. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically limited to those actions to which all stockholders consent in writing.

          11. Special meetings of the stockholders may be called by the board of directors of the corporation or the president of the corporation or by the holders of not less than 25% of the outstanding shares of stock entitled to vote upon the election of directors generally.

          12. (a) The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or the by-laws of the corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the by-laws), the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Article 9 or 12 of this Certificate of Incorporation.

                 (b) All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the board of directors, are hereby conferred

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upon the board of directors of this corporation. In furtherance and not in limitation of that power the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time by-laws made by the board of directors; provided, however, that by-laws shall not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote upon the election of directors.

          13. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction form which the director derived any improper personal benefit."

     B. That the Board of Directors of Community Bancorp Inc. has approved and adopted the foregoing amendment and restatement of the Certificate of Incorporation in accordance with Section 245 of Delaware General Corporation Law.

     C. That the stockholders of Community Bancorp have unanimously approved and adopted the foregoing amendment and restatement of the Certificate of Incorporation at a meeting held on May 19, 1999 in accordance with Sections 242 and 245 of Delaware General Corporation Law.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 4th day of June, 1999 and hereby declare and certify that this is our act and deed and the facts herein stated are true and correct.


                                        /s/ Thomas E. Swanson
                                        -------------------------
                                        Thomas E. Swanson
                                        President


                                        /s/  L. Bruce Mills, Jr.
                                        -------------------------
                                        L. Bruce Mills, Jr.
                                        Secretary